UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Amendment No. 1 to

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware ------------	1-10706 ----------	38-1998421 ---------------
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201
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(Address of principal executive offices) (zip code)

(214) 462-6831
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A amends the Current Report on Form 8-K filed by Comerica Incorporated (“Comerica”) on May 3, 2016 (the “Original 8-K”) and updates disclosures made under Item 5.02, Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers, regarding the appointment of David E. Duprey as Chief Financial Officer of Comerica on May 3, 2016. The sole purpose of this Amendment is to disclose updated compensation information for Mr. Duprey.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 26, 2016, in connection with his promotion to Chief Financial Officer, the Governance, Compensation and Nominating Committee of the Board of Directors of Comerica granted Mr. Duprey 4,915 shares of restricted common stock under Comerica’s 2006 Amended and Restated Long-Term Incentive Plan. The grant is subject to Comerica’s standard employee non-cliff restricted stock agreement (2014 version 2), with 50% of the shares vesting on the third anniversary of the grant date and 25% vesting on each of the fourth and fifth anniversaries of the grant date. Also in connection with the promotion to Chief Financial Officer, effective July 26, 2016, Mr. Duprey received an annualized increase of $40,000 to his base salary. Mr. Duprey’s compensation was previously disclosed in Comerica’s 2016 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

	By:	/s/ John D. Buchanan
	Name:	John D. Buchanan
	Title:	Executive Vice President-Governance,
Regulatory Relations and Legal Affairs,
and Corporate Secretary

Date: July 28, 2016